Exhibit 99.1
Contact:
Express-1 Expedited Solutions, Inc.
Mark Patterson
269-429-9761
Mark.Patterson@express-1.com
EXPRESS-1 EXPEDITED SOLUTIONS (AMEX:XPO) REPORTS STRONG Q4
RESULTS: REVENUE INCREASES 95%, OPERATING INCOME RISES 84%
SAINT JOSEPH, Mich. — February 10, 2009 — Express-1 Expedited Solutions, Inc. today reported its earnings for the fourth quarter, ended December 31, 2008.
Express-1 Expedited Solutions, through its three operating companies (Express-1, Concert Group Logistics and Bounce Logistics), provides the following premium transportation services: same-day delivery, time—sensitive shipping and premium freight brokerage throughout North America, as well as domestic and international freight forwarding.
Express-1 Expedited Solutions reported a 95% increase in revenue from continuing operations during the fourth quarter of 2008 to $25.0 million, compared to $12.8 million for the same period in the prior year. The acquisition of Concert Group Logistics, which had a transaction date of January 1, 2008, contributed $11.8 million to revenues for the period. For the fourth quarter, the Company’s Express-1 operations experienced a decline in revenues of $2.1 million or 16.7% over the same three-month period during 2007. Bounce Logistics continued to show traction and contributed $2.8 million to the overall increase in revenues.
During the same period, operating income from continuing operations increased by 84% to $1,044,000 versus $569,000 during the same period of 2007. Income from continuing operations improved 39% to $514,000 or $0.02 per fully diluted share for the fourth quarter of 2008 compared to $369,000 or $0.01 per diluted share for the same period in 2007.
During the fourth quarter of 2008, the Company discontinued its Express-1 Dedicated Operations, in anticipation of a cessation of this business activity during the first quarter of 2009. The Company’s management does not anticipate the incurrence of material charges related to this shutdown activity. Income from discontinued operations was $73,000, net of tax during the fourth quarter of 2008, versus income of $88,000, net of tax on these same operations during the fourth quarter of 2007.
“Throughout 2008, we have shared with our investors the significant impact the Company has experienced from our Concert Group Logistics and Bounce Logistics operations. Each of these businesses is profitable and has contributed to the overall business mix within our platform. In periods of weakness within the various freight economies, it is important to have this diversity within our Company. With the widely publicized downturn in the domestic and international economies, the strength of our non-asset based operating model came through. While we’re never totally pleased with our results, we are proud that we can maintain growth and profitability in the face of such an extremely weak freight market,” stated Michael Welch, the Company’s Chief Executive Officer.
Welch added, “I am pleased with the results we achieved from our two newer business units, Concert Group Logistics and Bounce Logistics. Each of these operations performed well in our weak economy. We’re cautiously optimistic that each of these units will continue to grow throughout 2009, as our team develops new business and business relationships. Considering the overall weaknesses within the domestic expedite market, we are also pleased with the operating results from our Express-1 business unit during the quarter. We’re focused on growth and business development initiatives. We completed some of the groundwork during the fourth quarter for what we anticipate will be an increase in business consolidation activities throughout 2009. During just the first few weeks of 2009, we have already completed one small acquisition of an important piece of expedite business volume. Our non-asset based business model is sound and we believe the financial strength of our Company can allow us to expand, even in this weakened economy.”
Chief Financial Officer Mark Patterson said, “Once again, our Company continued to demonstrate significant operating leverage during the fourth quarter. The rate of growth within our Selling, General and Administrative (SG&A) expenses was approximately one fourth the rate of growth of our revenues. The result of this leverage is that we have been able to continuously increase our operating income from continuing operations, even in periods of rate compression and weakness within the overall transportation market. During the fourth quarter of 2008, we took some significant steps aimed at controlling SG&A costs. These included headcount reductions; reductions in executive and managerial bonus awards; limitations on travel and entertainment; and limitations on hiring and wage increases. Our entire organization is focused upon efforts that will enhance and support our profitability, even in the face of the current recession. We are very proud of how our entire team has responded thus far.”
Outlook
“Looking towards 2009, we continue to be focused on business development efforts and maintaining an acceptable level of profitability, until the economic climate improves. Jeff Curry at Express-1, Gerry Post at Concert Group Logistics and Tim Hindes at Bounce Logistics each lead a team of professionals that are committed to preserving the positive momentum we’ve developed over the past three and a half years,” Welch said. “Potential acquisitions, new business development and stringent cost controls are critical to achieving the results we desire in 2009. Our non-asset based business model has proven itself over many years and in all types of economic climates. By remaining focused on our goals, we should be able to weather the current economic recession better than many of our peers within the transportation community.”
Conference Call/Webcast Information
Management will conduct a conference call Wednesday February 11, 2009 at 9:00 a.m. Eastern to discuss the Company’s fourth quarter financial results. Those interested in accessing a live or archived Webcast of the call should visit the Company’s Website at www.express-1.com. Those wishing to take part in the live teleconference call can dial 877-407-9210, with international participants dialing 201-689-8049. A playback will be available until midnight on February 18,

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2009. To listen to the playback, please call 877-660-6853. Use account number 286 and conference ID number 311564.
About Express-1 Expedited Solutions, Inc.
Express-1 Expedited Solutions, Inc. is a non-asset based services organization focused on premium transportation through its business segments, Express-1, Inc. (Buchanan, Michigan), Concert Group Logistics, Inc. (Downers Grove, Illinois), and Bounce Logistics, Inc. (South Bend, Indiana). These segments are focused on premium services that include: same-day, time—sensitive and dedicated transportation as well as domestic and international freight forwarding. Serving more than 2,000 customers, the Company’s premium transportation offerings are provided through one of four operations centers; Buchanan, Michigan; Rochester Hills, Michigan; South Bend, Indiana and Downers Grove, Illinois. The Company services customers throughout the lower 48 states, portions of Canada and Mexico and internationally through its Concert Group Logistics network. The Company’s operating model can be described as non-asset or asset light, with independent contractors fulfilling the trucking services for most of its shipments, and independently owned stations managing the services of its freight-forwarding network. Express-1 Expedited Solutions, Inc. is publicly traded on the American Stock Exchange under the symbol XPO. For more information about the Company, visit www.express-1.com.
Forward-Looking Statements
This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs, as well as assumptions made by and information currently available to management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance are subject to risks. These risks include: that our recent reorganization fails to result in projected operating efficiencies; the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with customers, whether due to competition or other factors; the inability to comply with regulatory requirements governing our business operations; and to the general risks associated with our businesses.
In addition to the risks and uncertainties discussed above, you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

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Express-1 Expedited Solutions, Inc.
Consolidated Balance Sheet

	December 31,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$1,107,000	$800,000
Accounts receivable, net of allowances of $133,000 and $77,000, respectively	12,202,000	5,663,000
Prepaid expenses	372,000	492,000
Other current assets	650,000	149,000

Deferred tax asset, current	493,000	1,549,000

Total current assets	14,824,000	8,653,000

Property and equipment, net of $2,220,000 and $1,734,000 in accumulated depreciation, respectively	3,141,000	2,312,000

Goodwill	14,915,000	7,737,000
Identified intangible assets, net of $1,683,000 and $1,279,000 in accumulated amortization, respectively	7,631,000	3,950,000
Loans and advances	63,000	104,000
Deferred tax asset, long term	—	377,000
Other long term assets	1,108,000	591,000

	$41,682,000	$23,724,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,578,000	$892,000
Accrued salaries and wages	691,000	660,000
Accrued acquisition earnouts	—	2,210,000
Accrued expenses, other	862,000	861,000
Current maturities of long term debt	1,235,000	50,000
Other current liabilities	1,030,000	199,000

Total current liabilities	10,396,000	4,872,000

Line of credit	2,320,000	—
Notes payable and capital leases, net of current maturities	1,400,000	34,000
Deferred tax liability, long term	583,000	—
Other long-term liabilities	456,000	616,000

Total long-term liabilities	4,759,000	650,000

Stockholders’ equity:
Preferred stock, $.001 par value; 10,000,000 shares no shares issued or outstanding	—	—

Common stock, $.001 par value; 100,000,000 shares authorized; 32,215,218 and 27,008,768 shares issued and 32,035,218 and 26,516,037 shares outstanding	32,000	27,000

Additional paid-in capital	26,316,000	21,152,000

Retained earnings (deficit)	286,000	(2,870,000)

Treasury stock, at cost, 180,000 shares held	(107,000)	(107,000)

Total stockholders’ equity	26,527,000	18,202,000

	$41,682,000	$23,724,000

Express-1 Expedited Solutions, Inc.
Consolidated Statements of Operations

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007
Revenues
Operating revenue	$24,954,000	$12,811,000	$109,462,000	$47,713,000

Expenses
Direct expenses	20,933,000	9,813,000	91,628,000	35,951,000

Gross margin	4,021,000	2,998,000	17,834,000	11,762,000

Sales, general and administrative expense	2,977,000	2,429,000	12,664,000	8,803,000

Operating income from continuing operations	1,044,000	569,000	5,170,000	2,959,000

Other expense (income)	69,000	(3,000)	105,000	14,000
Interest expense (income)	81,000	(6,000)	354,000	65,000

Income from continuing operations, before income tax	894,000	578,000	4,711,000	2,880,000

Income tax provision	380,000	209,000	1,894,000	1,067,000

Income from continuing operations	514,000	369,000	2,817,000	1,813,000

Income from discontinued operations, net of tax of $54,000 and $250,000, respectively	73,000	88,000	339,000	358,000

Net Income	$587,000	$457,000	$3,156,000	$2,171,000

Basic income per share
Income from continuing operations	0.02	0.01	0.09	0.07
Income from discontinued operations	0.00	0.00	0.01	0.01
Net income	0.02	0.02	0.10	0.08

Diluted income per share
Income from continuing operations	0.02	0.01	0.09	0.07
Income from discontinued operations	0.00	0.00	0.01	0.01
Net income	0.02	0.02	0.10	0.08

Weighted average common shares outstanding
Basic weighted average common shares outstanding	32,035,247	26,758,362	31,453,765	26,690,382
Diluted weighted average common shares outstanding	32,212,725	27,180,814	31,757,164	27,326,729

Express-1 Expedited Solutions, Inc.
Summary Financial Table
For the Three Months Ended December 31, 2008 and 2007

	Quarter to Date		Quarter to Quarter Change		Percent of Revenue
	2008	2007	In Dollars	In Percentage	2008	2007

Revenues
Express-1	$10,675,000	$12,811,000	$(2,136,000)	-16.7%	42.8%	100.0%
Concert Group Logistics	11,832,000	—	11,832,000	—	47.4%	—
Bounce Logistics	2,770,000	—	2,770,000	—	11.1%	—
Intercompany Eliminations	(323,000)	—	(323,000)	—	-1.3%	—

Total Revenues	24,954,000	12,811,000	12,143,000	94.8%	100.0%	100.0%

Direct Expenses
Express-1	8,263,000	9,813,000	(1,550,000)	-15.8%	33.1%	76.6%
Concert Group Logistics	10,735,000	—	10,735,000	—	43.0%	—
Bounce Logistics	2,258,000	—	2,258,000	—	9.0%	—
Intercompany Eliminations	(323,000)	—	(323,000)	—	-1.2%	—

Total Direct Expenses	20,933,000	9,813,000	11,120,000	113.3%	83.9%	76.6%

Gross Margin
Express-1	2,412,000	2,998,000	(586,000)	-19.5%	9.7%	23.4%
Concert Group Logistics	1,097,000	—	1,097,000	—	4.4%	—
Bounce Logistics	512,000	—	512,000	—	2.0%	—

Total Gross Margin	4,021,000	2,998,000	1,023,000	34.1%	16.1%	23.4%

Selling, General & Administrative
Express-1	1,728,000	1,988,000	(260,000)	-13.1%	6.9%	15.5%
Concert Group Logistics	525,000	—	525,000	—	2.1%	—
Bounce Logistics	355,000	—	355,000	—	1.4%	—
Corporate	369,000	441,000	(72,000)	-16.3%	1.5%	3.4%

Total Selling, General & Administrative	2,977,000	2,429,000	548,000	22.6%	11.9%	19.0%

Operating Income from Continuing Operations
Express-1	684,000	1,010,000	(326,000)	-32.3%	2.7%	7.9%
Concert Group Logistics	572,000	—	572,000	—	2.3%	—
Bounce Logistics	157,000	—	157,000	—	0.6%	—
Corporate	(369,000)	(441,000)	72,000	16.3%	-1.4%	-3.4%

Operating Income from Continuing Operations	1,044,000	569,000	475,000	83.5%	4.2%	4.4%

Interest Expense	81,000	(6,000)	87,000	-1450.0%	0.3%	—
Other Expense	69,000	(3,000)	72,000	2400.0%	0.3%	—

Income from Continuing Operations Before Tax	894,000	578,000	316,000	54.7%	3.6%	4.5%

Tax Provision	380,000	209,000	171,000	81.8%	1.5%	1.6%

Income from Continuing Operations	514,000	369,000	145,000	39.3%	2.1%	2.9%

Income from Discontinued Operations, Net of Tax	73,000	88,000	(15,000)	-17.0%	0.3%	0.7%

Net Income	$587,000	$457,000	$130,000	28.4%	2.4%	3.6%

Express-1 Expedited Solutions, Inc.
Summary Financial Table
For the Twelve Months Ended December 31, 2008 and 2007

	Year to Date		Year to Year Change		Percent of Revenue
	2008	2007	In Dollars	In Percentage	2008	2007

Revenues
Express-1	$52,639,000	$47,713,000	$4,926,000	10.3%	48.1%	100.0%
Concert Group Logistics	51,136,000	—	51,136,000	—	46.7%	—
Bounce Logistics	7,011,000	—	7,011,000	—	6.4%	—
Intercompany Eliminations	(1,324,000)	—	(1,324,000)	—	-1.2%	—

Total Revenues	109,462,000	47,713,000	61,749,000	129.4%	100.0%	100.0%

Direct Expenses
Express-1	40,408,000	35,951,000	4,457,000	12.4%	36.9%	75.3%
Concert Group Logistics	46,578,000	—	46,578,000	—	42.6%	—
Bounce Logistics	5,966,000	—	5,966,000	—	5.5%	—
Intercompany Eliminations	(1,324,000)	—	(1,324,000)	—	-1.3%	—

Total Direct Expenses	91,628,000	35,951,000	55,677,000	154.9%	83.7%	75.3%

Gross Margin
Express-1	12,231,000	11,762,000	469,000	4.0%	11.2%	24.7%
Concert Group Logistics	4,558,000	—	4,558,000	—	4.2%	—
Bounce Logistics	1,045,000	—	1,045,000	—	0.9%	—

Total Gross Margin	17,834,000	11,762,000	6,072,000	51.6%	16.3%	24.7%

Selling, General & Administrative
Express-1	7,116,000	7,236,000	(120,000)	-1.7%	6.5%	15.2%
Concert Group Logistics	2,847,000	—	2,847,000	—	2.6%	—
Bounce Logistics	1,079,000	—	1,079,000	—	1.0%	—
Corporate	1,622,000	1,567,000	55,000	3.5%	1.5%	3.2%

Total Selling, General & Administrative	12,664,000	8,803,000	3,861,000	43.9%	11.6%	18.4%

Operating Income from Continuing Operations
Express-1	5,115,000	4,526,000	589,000	13.0%	4.7%	9.5%
Concert Group Logistics	1,711,000	—	1,711,000	—	1.6%	—
Bounce Logistics	(34,000)	—	(34,000)	—	—	—
Corporate	(1,622,000)	(1,567,000)	(55,000)	-3.5%	-1.6%	-3.3%

Operating Income from Continuing Operations	5,170,000	2,959,000	2,211,000	74.7%	4.7%	6.2%

Interest Expense	354,000	65,000	289,000	444.6%	0.3%	0.1%
Other Expense	105,000	14,000	91,000	650.0%	0.1%	—

Income from Continuing Operations Before Tax	4,711,000	2,880,000	1,831,000	63.6%	4.3%	6.0%

Tax Provision	1,894,000	1,067,000	827,000	77.5%	1.7%	2.2%

Income from Continuing Operations	2,817,000	1,813,000	1,004,000	55.4%	2.6%	3.8%

Income from Discontinued Operations, Net of Tax	339,000	358,000	(19,000)	-5.3%	0.3%	0.8%

Net Income	$3,156,000	$2,171,000	$985,000	45.4%	2.9%	4.6%